Pursuant to Rule 13d-1(k(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

MILLENIUM FUNDING CORP.       MILLENIUM FUNDING III CORP.


By: /s/ Allan B. Rothschild   By: /s/ Allan B. Rothschild
Name: Allan B. Rothschild     Name: Allan B. Rothschild
Title: Authorized Signatory   Title: Authorized Signatory


PRESIDIO CAPITAL CORP.        PRESIDIO CAPITAL INVESTMENT COMPANY, LLC


By: /s/ Allan B. Rothschild   By: /s/ W. Edward Scheetz
Name: Allan B. Rothschild     Name: W. Edward Scheetz
Title: Authorized Signatory   Title: Authorized Signatory


PRESIDIO HOLDING COMPANY,     NORTHSTAR PRESIDIO MANAGEMENT
 LLC                           COMPANY, LLC

By: /s/ W. Edward Scheetz     By: /s/ Allan B. Rothschild
Name: W. Edward Scheetz       Name: Allan B. Rothschild
Title: Authorized Signatory   Title: Authorized Signatory


NORTHSTAR CAPITAL HOLDINGS    NORTHSTAR CAPITAL PARTNERS, LLC
 I, LLC

By: /s/ W. Edward Scheetz     By: /s/ W. Edward Scheetz
Name: W. Edward Scheetz       Name:  W. Edward Scheetz
Title: Authorized Signatory   Title:  Authorized Signatory


/s/ David Hamamoto            /s/ W. Edward Scheetz
   David Hamamoto                W. Edward Scheetz